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                                                                    EXHIBIT 99.2

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                  PARTICIPANT OF THE DEPOSITORY TRUST COMPANY
                                 FROM OWNER OF
                         BUCYRUS INTERNATIONAL, INC.'S
              9 3/4% SENIOR NOTES DUE 2007 (THE "EXISTING NOTES")

     To Registered Holder and/or Participant of The Depository Trust Company:

     The undersigned hereby acknowledges receipt of the Prospectus dated November 12, 1997 (the "Prospectus") of Bucyrus International, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's exchange offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

     The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $ __________ of the 9 3/4% Senior Notes due 2007.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK THE APPROPRIATE BOX):

     [ ] To TENDER the following Existing Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF EXISTING NOTES TO BE SO TENDERED, IF ANY):
         $ __________ of the 9 3/4% Senior Notes due 2007.

     [ ] To TENDER the following Existing Notes held by you for the account of the undersigned in exchange for certificated Exchange Notes (INSERT PRINCIPAL AMOUNT OF EXISTING NOTES TO BE SO TENDERED, IF ANY):
         $ __________ of the 9 3/4% Senior Notes due 2007.

     [ ] NOT to TENDER any Existing Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of ______________ (FILL IN STATE), (ii) the undersigned is neither an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), nor a broker-dealer tendering Existing Notes acquired directly from the Company for its own account, (iii) the undersigned is acquiring the Exchange Notes in the undersigned's ordinary course of business,
(iv) the undersigned is not engaged in, and does not intend to engage in, a distribution of Exchange Notes, and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes, and (v) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the interpretations of the staff of the Securities and Exchange Commission as set forth in no-action letters issued to third parties; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other actions as may be necessary or desirable under the Prospectus or the Letter of Transmittal to effect the valid tender of such Existing Notes.
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                                PLEASE SIGN HERE

X
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X
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                          NAME OF BENEFICIAL OWNER(S):

NAME(S):
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                                 (PLEASE PRINT)

DATE:
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DATE:
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ADDRESS:
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                              (INCLUDING ZIP CODE)

TELEPHONE NO.:
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TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER:
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